UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2758596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
354 Eisenhower Parkway, Livingston, New Jersey 07039	07039
(Address of Principal Executive Offices)	(Zip Code)

Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan

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(Full Title of the Plan)

Michael McGrane, Esq.
Senior Vice President, General Counsel and Secretary
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, New Jersey 07039

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(Name and address of agent for service)

(973) 994-3999

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(Telephone number, including area code,

of agent for service)

Copy To:

Adam H. Golden, Esq.
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
(212) 836-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ____	Accelerated filer X
Non-accelerated filer ____ (Do not check if smaller reporting company)	Smaller reporting company ____

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	6,000,000 shares	$3.52 (3)	$21,120,000	$830.02

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(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers such indeterminate number of additional shares of Common Stock as may be issued in connection with share splits, share dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee.

(3)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq Global Market on June 25, 2008.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

See Item 2 below.

Item 2. Registrant Information and Employee Plan Annual Information.

The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference into this Registration Statement.

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 28, 2008.

(b)           The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2008*.

The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2008*.

The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2008*.

The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2008*.

The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2008.

(c)           The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on  February 12, 2004, and any amendment or report filed in the future for the purpose of updating such description.

*	Excluding any portions thereof that are deemed to be furnished and not filed.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Columbia Laboratories, Inc. (“Columbia”) is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

     Columbia’s bylaws provide that Columbia shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer, made or threatened to be made a party to an action or proceeding other than one by or in the right of Columbia, by reason of the fact that such person is or was a director or officer, or was serving in such capacities at another entity at the specific request of Columbia, on the same conditions provided by the DGCL.

     As permitted by Section 102(b)(7) of the DGCL, Columbia’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to Columbia or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     Columbia maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

     Columbia has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that Columbia indemnify our directors and officers to the fullest extent permitted by law and advance to our directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (1)
4.2	Securities Purchase Agreement, dated as of January 7, 1999, between the Company and each of the purchasers named on the signature pages thereto (1)
4.3	Securities Purchase Agreement, dated as of January 19, 1999, among the Company, David M. Knott and Knott Partners, L.P. (1)
4.4	Form of Warrant to Purchase Common Stock (1)
4.5	Warrant to Purchase Common Stock granted to James J. Apostolakis on September 23, 1999 (2)
4.6	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State (3)
4.7	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners L.P. and Perry Partners International, Inc. (3)
4.8	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (4)
4.9	Form of Restricted Stock Agreement (5)
4.10	Form of Option Agreement (5)
4.11	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (6)
5.1	Opinion of Kaye Scholer LLP (*)
10.1	Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (7)
23.1	Consent of Goldstein Golub Kessler LLP (*)
23.2	Consent of McGladrey & Pullen, LLP (*)
23.3	Consent of Kaye Scholer LLP (included in Exhibit 5.1)
(*)	Filed herewith.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 12, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 16, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 17, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 26, 2006.

(7)
Incorporated by reference to the Registrant’s Definitive Proxy Statement relating to the Registrant’s 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 8, 2007.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Livingston, state of New Jersey, on this 20th day of June, 2008.

COLUMBIA LABORATORIES, INC.

By        /s/ Robert S. Mills

Robert S. Mills

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: June 20, 2008	/s/ Robert S. Mills Robert S. Mills President and Chief Executive Officer (Principal Executive Officer)
Date: June 20, 2008	/s/ James A. Meer James A. Meer, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Date: June 20, 2008	/s/ Valerie L. Andrews Valerie L. Andrews Director
Date: June 20, 2008	/s/ Edward A. Blechschmidt Edward A. Blechschmidt Vice Chairman of the Board of Directors
Date: June 20, 2008	/s/ Stephen G. Kasnet Stephen G. Kasnet Chairman of the Board of Directors
Date: June 20, 2008	/s/ Denis M. O’Donnell Denis M. O’Donnell Director
Date: June 20, 2008	/s/ Selwyn P. Oskowitz Selwyn P. Oskowitz Director

Exhibit Index

Exhibit Number	Description
4.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (1)
4.2	Securities Purchase Agreement, dated as of January 7, 1999, between the Company and each of the purchasers named on the signature pages thereto (1)
4.3	Securities Purchase Agreement, dated as of January 19, 1999, among the Company, David M. Knott and Knott Partners, L.P. (1)
4.4	Form of Warrant to Purchase Common Stock (1)
4.5	Warrant to Purchase Common Stock granted to James J. Apostolakis on September 23, 1999 (2)
4.6	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State (3)
4.7	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners L.P. and Perry Partners International, Inc. (3)
4.8	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (4)
4.9	Form of Restricted Stock Agreement (5)
4.10	Form of Option Agreement (5)
4.11	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (6)
5.1	Opinion of Kaye Scholer LLP (*)
10.1	Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (7)
23.1	Consent of Goldstein Golub Kessler LLP (*)
23.2	Consent of McGladrey & Pullen, LLP (*)
23.3	Consent of Kaye Scholer LLP (included in Exhibit 5.1)
(*)	Filed herewith.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 12, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 16, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 17, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 26, 2006.

(7)
Incorporated by reference to the Registrant’s Definitive Proxy Statement relating to the Registrant’s 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 8, 2007.